UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Dynex Capital, Inc. (the “Company”) approved annual bonuses for 2011 performance for a number of Company employees under the Company's Performance Bonus Program (the “Program”), including Thomas B. Akin, Chairman and Chief Executive Officer, Byron L. Boston, President and Chief Investment Officer, and Stephen J. Benedetti, Executive Vice President, Chief Operating Officer and Chief Financial Officer. All bonuses, including both cash and stock portions, will be paid on March 15, 2012.

Determination of Bonuses

The bonuses awarded to Messrs. Akin, Boston, and Benedetti were determined by the Committee pursuant to the terms of the Program, under which the Committee determined that Messrs. Akin, Boston, and Benedetti had earned $500,000, $700,000, and $350,000, respectively. The maximum performance bonus under the terms of the Program is 200% of the recipient's actual base salary paid in 2011.

Determination of Manner of Payment

Pursuant to the terms of the Program, bonus recipients may elect to receive their bonus in cash, Company common stock, or a combination of cash and common stock. The Committee, however, determined that it is desirable and in the best interest of the Company and its shareholders to ensure that significant portions of the bonuses for Messrs. Akin, Boston and Benedetti were paid in restricted Company common stock, rather than cash.

To that end, the Committee determined that for these executives (i) the first $1 million of a bonus will be paid two-thirds in cash and one-third in restricted stock, (ii) the next $500,000 of a bonus will be paid one-half in cash and one-half in restricted stock, and (iii) any further amount of a bonus will be paid in restricted stock. This formula results in the following allocations for the 2011 bonuses under the Program for these executives:

	Cash Portion	Restricted Stock Portion
Thomas B. Akin	$ 333,333.33	$ 166,667.67
Byron L. Boston	$ 466,666.67	$ 233,333.33
Stephen J. Benedetti	$ 233,333.33	$ 116,666.67

The number of shares of restricted stock received by a recipient will be determined by dividing the dollar value of the restricted stock portion of his bonus by the closing price of the Company's common stock on the grant date, which is March 15, 2012, rounded down to the nearest whole share. The restricted stock will vest in equal installments on each of the first three anniversaries of March 15, 2012.

Bonus recipients may elect to receive all or a part of the cash portion of their bonuses in unrestricted shares of Company common stock, with any such amount being paid in unrestricted shares being increased by 5%, as per the terms of the Program. None of Messrs. Akin, Boston or Benedetti elected to receive any portion of their bonus in unrestricted shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	March 7, 2012	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer